                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-17041




PRICING SUPPLEMENT NO. 2 DATED December 9, 1998
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(To Prospectus Dated December 20, 1996 and Prospectus Supplement Dated
 December 7, 1998)


                                U.S. $35,000,000
                          SIERRA PACIFIC POWER COMPANY
                   Collateralized Medium-Term Notes, Series D
                   Due Nine Months or more from Date of Issue


Date of Issue: 12/14/98                                Issue Price (As a Percentage of Principal Amount): 100.00%

Maturity Date: 12/15/03                                Interest Rate/Initial Interest Rate: 5.50%

Agents Commission: .500% of Principal Amount           If Commercial Paper Rate Note, Prime Rate Note, CD Rate
Form:   X   Book Entry         Certificated            Note, Federal Funds Effective Rate Note, LIBOR Note or
      -----            ------                          Treasury Rate Note:
 X  Fixed Rate Note                                    Interest Payment Dates: February 1 & August 1
----

    Commercial Paper Rate Note                         Currency or Currency Unit: U.S. Dollars (USD or U.S.$)
----
    Prime Rate Note                                    Interest Payment Period:
----                                                                           ------------------------------------
    CD Rate Note                                       Interest Reset Period:
----                                                                         --------------------------------------
    Federal Funds Effective Rate Note                  Interest Determination Dates:
----                                                                                -------------------------------
    LIBOR Note                                         Spread:
----                                                          -----------------------------------------------------
    Treasury Rate Note                                 Spread Multiplier:
----                                                                     ------------------------------------------
                                                       Maximum Interest Rate, if any:
                                                                                     ------------------------------
    Redeemable Note                                    Minimum Interest Rate, if any:
----                                                                                 ------------------------------
 X  Non-Redeemable Note                                Calculation Dates:
----                                                                     ------------------------------------------
                                                       Calculation Agent:
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The aggregate principal amount of this offering is U.S. $5,000,000 (which, if the securities offered hereby are denominated in a currency or currency unit other than U.S. dollars, is the equivalent, in the currency or currency units set forth herein, of the principal amount set forth herein at the exchange rate set forth herein) and relates only to the Pricing Supplement No. 2. Debt Securities including Medium-Term Notes, Series D, may be issued by the Company in the aggregate principal amount of up to U.S. $35,000,000 or the equivalent in foreign currency units. To date, including this offering, an aggregate of U.S. $18,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series D and all other Debt Securities has been issued.
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TYPE OF SALE:


  X  As Agent
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     As Principal
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